UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          Form 8-K
                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
                 The Securities Act of 1934

Date of Report (Date of earliest event reported) October 27, 1997




                     ARDEN REALTY, INC.
   (Exact name of registrant as specified in its charter)



   Maryland                        1-12193              95-4578533
(State or other jurisdiction    (Commission           (I.R.S. Employer
 of incorporation)               File Number)          Identification No.)



9100 Wilshire Boulevard, East Tower, Suite 700             90212
           Beverly Hills, California
      (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:  (310) 271-8600


Item 2.  Acquisition or Disposition of Assets

On October 27, 1997, Arden Realty, Inc. (collectively with its subsidiaries, the "Company") completed a series of transactions to purchase three suburban office properties and a six office property portfolio totaling 461,372 rentable square feet. All the properties were purchased from unaffiliated entities.

Northpoint in Los Angeles, California contains 104,235 rentable square feet. The purchase price for the property was approximately $21,900,000, which was based on arm's-length negotiations. The property is presently 94.2% occupied, at average rents of $32.08 per square foot. The property was purchased from Howard Hughes Properties Limited Partnership, a Delaware limited partnership.

145 South Fairfax in Los Angeles, California contains 54,429 rentable square feet. The purchase price of the property was approximately $7,400,000, which was based on arm's-length negotiations. The property is presently 97.9% occupied, at average rents of $18.60 per square foot. The property was purchased from Fairfax Centre, LLC, a California limited liability company, Elliot Gottfurcht, a single man, and Indoprop, LLC, a California limited liability company.

Bernardo Regency in Rancho Bernardo, California contains
47,916 rentable square feet. The purchase price for the property was approximately $6,550,000, which was based on arm's-length negotiations. The property is presently 95.3% occupied, at average rents of $15.53 per square foot. The property was purchased from PDG Rancho Bernardo, Ltd., a California limited partnership.

The six office property portfolio in Thousand Oaks, California (the "Thousand Oaks Portfolio") contains 254,792 rentable square feet. The purchase price for the Thousand
Oaks Portfolio was approximately $35,100,000, which was based on arm's-length negotiations. The Thousand Oaks
Portfolio is presently 89.9% occupied, at average rents of $17.11 per square foot. The Thousand Oaks Portfolio was purchased from Moshe Silagi and Andrea Silagi, Co-Trustees of the Silagi Family Trust, Conejo Business Park, LLC, a
California limited liability company, Marin Corporate
Center, LLC, a California limited liability company, Evergereen Plaza LLC, a California limited partnership,
Hillside Corporate Center, LLC, a California limited liability company and Westlake Gardens, LLC, a California limited liability company.

To finance these acquisitions the Company used approximately $2,550,000 of working capital, borrowed $56,200,000 on its line of credit from a group of banks led by Wells Fargo Bank (the "Credit Facility"), assumed a mortgage note payable secured by 145 South Fairfax of approximately $4,100,000, and assumed three mortgage notes payable, secured by three of the properties in the Thousand Oaks Portfolio, with an aggregate balance of approximately $8,100,000.

Inclusive of these purchases, the Company's portfolio consists of 67 suburban office properties comprising
9,187,797 rentable square feet and 16 apartment units.

Item 7.  Financial Statements and Exhibits

(a)  Financial statements of properties acquired.

It is impracticable to provide the required financial statements at the time of the filing of this report. The required financial statements for the acquired properties will be filed as an amendment to this Form within 60 days.

(b)  Pro forma financial information.

It is impracticable to provide the required pro forma financial information at the time of the filing of this report. The required pro forma financial information will be filed as an amendment to this Form within 60 days.

(c)  Exhibits.

10.53 Agreement for Purchase and Sale of Real Property by and between Howard Hughes Properties, Limited
       Partnership, a Delaware limited partnership, and Arden
       Realty Limited Partnership, a Maryland limited partnership.

10.54 Agreement of Purchase and Sale and Joint Escrow Instructions by and between Fairfax Centre, LLC, a California limited liability company, and Arden Realty Limited Partnership, a Maryland limited partnership.

10.55 First Amendment to Agreement of Purchase and Sale and Joint Escrow Instruction by and between Fairfax Centre, LLC, a California limited liability company, 145 South Fairfax, LLC, a California limited liability company, Elliot Gottfurcht, a single man, and Indoprop, LLC, a California limited liability company.

10.56  Agreement of Purchase and Sale and Joint Escrow
       Instructions by and between PDG Rancho Bernardo, Ltd., a California limited partnership and Arden Realty
       Limited Partnership, a Maryland limited partnership.

10.57  Agreement of Purchase and Sale and Joint Escrow
       Instruction by and between Moshe Silagi and Andrea Silagi, Co-Trustees of the Silagi Family Trust, Conejo Business Park, LLC, a California limited liability company, Marin Corporate Center LLC, a California limited liability company, and Evergreen Plaza LLC, a California limited partnership and Arden Realty Limited Partnership, a Maryland limited partnership.

10.58 First Amendment to Agreement of Purchase and Sale and Joint Escrow Instruction by and between Moshe Silagi and Andrea Silagi, Co-Trustees of the Silagi Family Trust, Conejo Business Park, LLC, a California limited liability company, Marin Corporate Center, LLC, a California limited liability company, Evergereen Plaza LLC, a California limited partnership, Hillside Corporate Center, LLC, a California limited liability company and Westlake Gardens, LLC, a California limited liability company and Arden Realty Limited Partnership, a Maryland limited partnership.

                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         ARDEN REALTY, INC.


Date:     November 11, 1997        By:  /s/ Diana M. Laing
                                       Diana M. Laing
                                       Chief Financial Officer